Exhibit 21.1 SUBSIDIARIES OF TERAWULF INC. The registrant’s subsidiaries as of December 31, 2023 are set forth in the list below: Legal Entity Name Percentage of Voting Securities Owned Directly or Indirectly by Registrant Jurisdiction of Organization Kyalami Data LLC 100% Delaware Lake Mariner Data LLC 100% Delaware Nautilus Cryptomine LLC 25% Delaware RM 101 Inc. 100% Minnesota TeraCub Inc. 100% Delaware TeraLease LLC 100% Delaware TeraWulf Brookings LLC 100% Delaware TeraWulf Ploughwind LLC 100% Delaware TeraWulf (Thales) LLC 100% Delaware